STOCK OPTION AGREEMENT

    This Stock Option Agreement (the "Option Agreement") is made and entered into as of the 30th day of January, 1998, by and between Fotoball USA, Inc., a Delaware corporation (the "Company"), and Salvatore T. DiMascio (the "Optionee").

    The Board of Directors (the "Board") of the Company adopted a resolution granting the Optionee, subject to the terms contained in that certain agreement (the "Agreement") dated as of January 30, 1998, by and between the Company and Optionee, a stock option (the "Option") to purchase 2,500 shares (the "Shares"), of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth in the Agreement. The Option was not granted under the Company's 1994 Stock Option Plan.

    The Option is not intended to satisfy the requirements for an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.

    1. (a) The price at which the Optionee shall have the right to purchase the Shares under this Option Agreement shall be $1.375, the Fair Market Value (as defined in Paragraph 4 hereof) of the Shares on the date of such grant, subject to adjustment as provided in Paragraph 3 below.

        (b) The Option is immediately exercisable. In no event shall any Shares be purchasable under this Agreement after January 30, 2008 (ten (10) years after the Date of Grant)(the "Expiration Date"). Except as provided in subparagraph (c) hereof, the Option shall cease to be exercisable three (3) months after the date the Optionee ceases to be a non-employee director of the Company or any affiliate of the Company, and all rights of the Optionee hereunder shall thereupon terminate.

        (c) If the Optionee ceases to be a non-employee director of the Company or any affiliate of the Company and this cessation is due to retirement (as defined by the Board in its sole discretion), or to mental or physical disability (as defined in each case by the Board in its sole discretion) or to death, the Option shall be exercisable as provided in this subparagraph.
The Optionee or, in the event of his mental or physical disability, if permissible under applicable law, his duly appointed guardian or legal representative or, in the event of his death, his executor or administrator shall have the privilege of exercising the unexercised portion of the Option which the Optionee could have exercised on the day on which he ceased to be a non-employee director of the Company or any affiliate of the Company; provided, however, that such exercise must be in accordance with the terms of this Agreement and within (i) three (3) months after the date on which the Optionee ceases to be a non-employee director of the Company or any affiliate of the Company by reason of the Optionee's retirement or mental or physical disability or (ii) (A) twelve (12) months after the date on which the Optionee ceases to be a non-employee director of the Company or any affiliate of the Company by reason of the Optionee's death or (B) three (3) months after the date on which the Optionee ceases to be a non-employee director of the Company or any affiliate of the Company by reason of the Optionee's death if such death occurs during the three (3) month period following the date on which the Optionee ceases to be a non-employee director of the Company or any affiliate of the Company by reason of retirement or mental or physical disability, as the case may be. In no event, however, shall the Optionee, his duly appointed guardian or legal representative, or his executor or administrator, as the case may be, exercise the Option after the Expiration Date. Nothing contained herein shall be construed to confer on the Optionee any Right to continue as a director of the Company.

    2. (a) Subject to Section 422 of the Code, neither the Option nor any right under the Option shall be assignable, alienable, saleable or transferable by the Optionee without the written consent of the Company, or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

        (b) The Option shall not be pledged, alienated, attached, or otherwise encumbered or transferred in any manner without the written consent of the Company, and any purported pledge, alienation, attachment, encumbrance, or transfer thereof without the written consent of the Company shall be void and unenforceable against the Company.

    3. In the event that the Committee shall determine that the outstanding shares of Common Stock are affected by any (i) subdivision or consolidation of shares, (ii) dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, such that an adjustment is determined by the Board or a committee thereof to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available hereunder, then the Board or a committee thereof shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made hereunder, adjust any or all of(x) the number and type of Shares which may be subject to the Option, (y) the number and type of Shares subject to the unexercised portion of the Option, and (z) the grant, purchase, or exercise price with respect to the Option or, if deemed appropriate, make provision for a cash payment to the Optionee. In computing any adjustment under this paragraph, any fractional share shall be eliminated; provided, however, in each case, that (i) each such adjustment shall be made in such manner as not to constitute a cancellation and reissuance of a Non-Qualified Stock Option for purposes of Section 162(m) of the Code, or the regulations promulgated thereunder, to the extent that such reissuance would result in the grant of such Options in excess of the maximum permitted to be granted to the Optionee in any fiscal year; and (ii) the number of Shares subject to any Option denominated in Shares shall always be a whole number.

    4. Subject to the term of the Agreement, the Option shall be exercised when written notice of such exercise, signed by a duly authorized officer of the entity entitled to exercise the Option, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such entity then wishes to purchase and shall be accompanied by such documentation, if any, as may be required by the Company as provided in Paragraph 6 below and be accompanied by payment of the aggregate Option price. Such payment of the aggregate Option price shall be, without limitation, in the form of cash, Shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Option or portion thereof being exercised. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of Paragraphs 5 and 6 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the Option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation. For purposes of this Agreement, "Fair Market Value" shall mean, with respect to Shares or other securities, (i) the closing price per Share of the Shares on the principal exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are quoted on the NASDAQ National Market ("NASDAQ") or a successor quotation system, (1) the last sales price (if the Shares are then listed on NASDAQ) or (2) themean between the closing representative bid and asked prices (in all other cases) for the Shares on such date as reported by NASDAQ or a successor quotation system; or (iii) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Board or a committee thereof; or (iv) if the Shares are not publicly traded, the fair market value established by the Board or a committee thereof acting in good faith.

    5. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification, consent, or approval shall have been affected or obtained free of any conditions not acceptable to the Company.

    6. The Committee may require as a condition to the right to exercise the Option hereunder that the Company receive from the person exercising the Option, representations, warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased for investment only and without any present intention to sell or otherwise distribute such Shares and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

    7. All certificates for Shares delivered pursuant to the Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board or a committee thereof may deem advisable under the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board or a committee thereof may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    8. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and applicable federal law. Subject to subparagraph 2(a) hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.

    IN WITNESS WHEREOF, the parties have witnessed this Agreement to be duly executed and delivered as of the date first above written.

                                           FOTOBALL USA, INC.

By: /s/ Salvatore T. DiMascio              By: /s/ David G. Forster
    --------------------------                 -----------------------
    Salvatore T. DiMascio                      David G. Forster
                                               Executive Vice President &
                                               Chief Financial Officer